Exhibit 99.1

[LOGO OF GUESS?, INC.]                                              NEWS RELEASE

--------------------------------------------------------------------------------

For Immediate Release
Contacts: Carlos Alberini                                         Joseph Teklits
          President & Chief Operating Officer                     ICR
          (213) 765-3582                                          (203) 682-8258

             GUESS?, INC. REPORTS STRONG FIRST QUARTER 2006 RESULTS
             ------------------------------------------------------

          Q1 EPS INCREASED 89% VERSUS Q1 LAST YEAR, $0.34 VERSUS $0.18
          ------------------------------------------------------------

     EUROPE, WORLDWIDE LICENSING AND RETAIL MAIN DRIVERS OF EARNINGS GROWTH
     ----------------------------------------------------------------------

     FIRST QUARTER HIGHLIGHTS
     ------------------------

     - Net revenues increased 20.1% to $259.0 million

     - Comp store sales up 13.9% for the quarter

     - Earnings from operations up 71.6% to $26.0 million, with a 10.0% operating margin compared to 7.0% last year

     - Net earnings increased 88.6% to $15.4 million

Los Angeles, CA, May 11, 2006 - Guess?, Inc. (NYSE:GES) today reported strong financial results for the first quarter ended April 1, 2006.

For the first quarter of 2006, the Company reported net earnings of $15.4 million, or diluted earnings of $0.34 per share, compared to net earnings of $8.2 million, or diluted earnings of $0.18 per share, for the first quarter of 2005.

Paul Marciano, Co-Chairman and Co-CEO, commented, "Our performance in the period exceeded our expectations and was driven by earnings growth in all of our business segments. Our retail business' strong comp performance contributed to significant profit growth in the period. This momentum accelerated in April with a comp sales increase of 22.6%. Our European business delivered earnings growth in excess of 30% for the quarter. Our licensing business also posted strong earnings growth of over 30%, driven by the success of sales of accessories worldwide, including incremental business in Europe. During the quarter, we managed the business efficiently with solid margins and effective expense control, which contributed to a significant operating margin expansion."

Paul Marciano continued, "We are pleased that our revenues and earnings continue to become more diversified geographically as we execute our strategy to build the Guess? brand in North America, Europe and around the world. We believe that we are well positioned for profitable, consistent growth and we remain confident about our future prospects."

Total net revenue for the first quarter of 2006 increased 20.1% to $259.0 million from $215.6 million in the first quarter of 2005. The Company's retail stores in the U.S. and Canada generated revenues of $139.0 million in the 2006 first quarter, a 19.3% increase from $116.5 million reported in the same period a year ago. Comparable store sales increased 13.9% during the first quarter of 2006 from the year-ago period. Net revenue from the Company's wholesale segment was flat at $30.8 million in the first quarter of 2006 compared to the year-ago period. Net revenue from the Company's European operations segment increased 32.7% to $75.2 million in the first quarter of 2006, compared to $56.6 million in the prior-year period. Licensing segment net revenue increased 23.0% to $14.0 million in the 2006 first quarter from $11.4 million in the first quarter last year.

The Company will hold a conference call at 4:30 pm (ET) on May 11, 2006 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guess.com via the "Investor's Info" link from the "Guess?, Inc." section of the site. The webcast will be archived on the website for 30 days.

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, accessories and related consumer products. At April 29, 2006, the Company operated 316 retail stores in the United States and Canada. The Company also distributes its products through better department and specialty stores around the world. For more information about the Company, please visit www.guess.com.

Except for historical information contained herein, certain matters discussed in this press release, including statements concerning the Company's future growth and prospects, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include, among other things, our ability to anticipate consumer preferences, effectively operate our retail stores, effectively manage inventories, successfully execute our strategies, including our supply chain and international growth strategies, and general economic conditions and consumer confidence. In addition to these factors, the economic and other factors identified in the Company's most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations.

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

                          GUESS?, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (dollars in thousands, except per share data)

                                                              THREE MONTHS ENDED
                                               -------------------------------------------------
                                                      April 1,                  April 2,
                                                        2006                     2005
                                               -----------------------   -----------------------
                                                    $            %            $            %
                                               ----------   ----------   ----------   ----------
Net revenue
    Product sales                              $  244,943         94.6%  $  204,194         94.7%
    Net royalties                                  14,035          5.4%      11,414          5.3%
                                               ----------   ----------   ----------   ----------
                                                  258,978        100.0%     215,608        100.0%
Cost of product sales                             155,346         60.0%     133,385         61.9%
                                               ----------   ----------   ----------   ----------
Gross profit                                      103,632         40.0%      82,223         38.1%
Selling, general and administrative expenses       77,623         30.0%      67,069         31.1%
                                               ----------   ----------   ----------   ----------
Earnings from operations                           26,009         10.0%      15,154          7.0%

Other (income) expense:
    Interest expense                                1,644          0.6%       1,754          0.8%
    Interest income                                (1,210)        (0.5)%       (435)        (0.2)%
                                               ----------   ----------   ----------   ----------
Earnings before income taxes                       25,575          9.9%      13,835          6.4%
Income taxes                                       10,179          4.0%       5,672          2.6%
                                               ----------   ----------   ----------   ----------
Net earnings                                   $   15,396          5.9%  $    8,163          3.8%
                                               ==========   ==========   ==========   ==========

Net earnings per share:
    Basic                                      $     0.34                $     0.18
    Diluted                                    $     0.34                $     0.18

Weighted number of shares outstanding:
    Basic                                          44,968                    44,200
    Diluted                                        45,717                    44,644

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

                          GUESS?, INC. AND SUBSIDIARIES
                            CONSOLIDATED SEGMENT DATA
                                 (in thousands)

                                      THREE MONTHS ENDED
                                   -------------------------
                                     April 1,      April 2,
                                       2006          2005
                                   -----------   -----------
Net revenue:
  Retail operations                $   138,958   $   116,495
  Wholesale operations                  30,797        31,059
  European operations                   75,188        56,640
  Licensing operations                  14,035        11,414
                                   -----------   -----------
                                   $   258,978   $   215,608
                                   ===========   ===========

Earnings (loss) from operations:
  Retail operations                $     2,121   $    (3,408)
  Wholesale operations                   2,380         2,127
  European operations                   21,179        15,853
  Licensing operations                  12,285         9,144
  Corporate overhead                   (11,956)       (8,562)
                                   -----------   -----------
                                   $    26,009   $    15,154
                                   ===========   ===========

                          GUESS?, INC. AND SUBSIDIARIES
               SELECTED CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                 (in thousands)

                                                 APRIL 1,    DECEMBER 31,     APRIL 2,
                                                   2006          2005           2005
                                               -----------   ------------   -----------
                   ASSETS
Cash and cash equivalents                      $   151,463   $    171,549   $    89,248
Receivables, net                                   123,245         81,762       123,007
Inventories, net                                   111,583        122,037        95,595
Other current assets                                33,754         32,670        26,375
Property and equipment, net                        148,088        144,007       117,659
Other assets                                        93,897         81,349        61,062
                                               -----------   ------------   -----------
  Total Assets                                 $   662,030   $    633,374   $   512,946
                                               ===========   ============   ===========
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current installments of notes                  $    39,525   $     35,051   $    53,905
payable, long-term debt and
capital lease
Other current liabilities                          169,505        182,175       140,058
Notes payable, long-term debt                       50,509         53,199        53,865
and capital lease, excluding
current installments
Other liabilities                                   89,011         74,656        37,467
Stockholders' equity                               313,480        288,293       227,651
                                               -----------   ------------   -----------
  Total Liabilities and Stockholders' Equity   $   662,030   $    633,374   $   512,946
                                               ===========   ============   ===========

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

                          GUESS?, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED CASH FLOW DATA
                                 (in thousands)

                                                           THREE MONTHS ENDED
                                                        -----------------------
                                                          APRIL 1,    APRIL 2,
                                                            2006        2005
                                                        -----------  ----------
Net cash used in operating activities                   $   (17,079) $   (2,394)
Net cash used in investing activities                       (10,420)    (27,145)
Net cash provided by financing activities                     7,145      12,966
Effect of exchange rates on cash                                268        (182)
                                                        -----------  ----------
Net decrease in cash and cash equivalents                   (20,086)    (16,755)
Cash and cash equivalents at the beginning of the year      171,549     106,003
                                                        -----------  ----------
Cash and cash equivalents at the end of the period      $   151,463  $   89,248
                                                        ===========  ==========

SUPPLEMENTAL INFORMATION:

Depreciation and amortization                           $     8,762  $    8,427
Rent                                                         20,016      16,767

                          GUESS?, INC. AND SUBSIDIARIES
                                RETAIL STORE DATA
                                 U.S. AND CANADA

                                                           THREE MONTHS ENDED
                                                        -----------------------
                                                          APRIL 1,    APRIL 2,
                                                            2006        2005
                                                        -----------  ----------
Number of stores at the beginning of the year                   315         287
  Store openings                                                  5           7
  Store closures                                                 (7)         (5)
                                                        -----------  ----------
Number of stores at the end of the period                       313         289
                                                        ===========  ==========

Total store square footage at the end of the period       1,547,000   1,465,000
                                                        ===========  ==========

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